Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” in the Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 9 to the Registration Statement (Form S-11 No. 333-160748) and related Prospectus of Steadfast Income REIT, Inc. for the registration of $1,650,000,000 in shares of its common stock and to the incorporation by reference therein of (i) our report dated March 29, 2012 with respect to the consolidated financial statements and schedule of Steadfast Income REIT, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2011, filed with the Securities and Exchange Commission, (ii) our report dated October 15, 2010 with respect to the statement of revenues over certain operating expenses of the Lincoln Tower Property for the fiscal year ended February 28, 2010, (iii) our report dated February 25, 2011 with respect to the statement of revenues over certain operating expenses of the Park Place Property for the year ended December 31, 2009, filed with the Securities and Exchange Commission, (iv) our report dated March 16, 2011 with respect to the statement of revenues over certain expenses of the Arbor Pointe Property for the year ended December 31, 2010, filed with the Securities and Exchange Commission, (v) our report dated June 28, 2011 with respect to the statement of revenues over certain operating expenses of Clarion Park Property is for the year ended December 31, 2010, filed with the Securities and Exchange Commission,(vi) our report dated October 26, 2011 with respect to the statement of revenues over certain operating expenses of Cooper Creek Property for the year ended December 31, 2010, filed with the Securities and Exchange Commission, and (vii) our reports dated March 9, 2012 with respect to the statement of revenues over certain operating expenses of Prairie Walk Property, Truman Farm Villas Property, EBT Lofts Property, and Windsor on the River Property for the year ended December 31, 2010, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Irvine, California
April 24, 2012